SHARE PLEDGE AGREEMENT

This SHARE PLEDGE AGREEMENT, dated as of November 12, 2008 (this “Agreement”), is executed among Mr. Leng You-Bin, being an individual resident in the People’s Republic of China (“Mr. Leng”), and American Dairy, Inc., a Utah corporation (the “Company”, and together with Mr. Leng, the “Pledgors”), and The Bank of New York Mellon, in its capacity as collateral agent (with its successors in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

WITNESSETH:

(1) The Company issued certain 7.75% Convertible Notes due October 2, 2009 (the “Original Notes”) pursuant to a Subscription Agreement dated October 2, 2006 (the “Subscription Agreement”) between the Company and the subscribers identified on the signature page attached thereto (the “Holders”);

(2) The Pledgors own the issued and outstanding equity interests in the Company and American Flying Crane Corporation, a Delaware Corporation (“AFC”), as applicable, set forth on Exhibit A attached hereto and made a part hereof (the “Equity Interests”);

(3) The Company is entering into this Agreement as part of the inducement to Holders to accept 216,639 shares of Company common stock issued to the Holders contemporaneously with execution of this Agreement in settlement and compromise of a claim of the Holders for amounts due from the Company under Section 2(c) of that certain Registration Rights Agreement between the Company and the Holders dated October 2, 2006 (the “Registration Rights Agreement”) for the period from October 1, 2007 through September 30, 2008; and

(4) In connection with the transactions contemplated herein, on the date hereof, the Company is issuing its Amended and Restated 7.75% Convertible Notes due October 2, 2009 (the “Notes”), which will amend and restate the Original Notes, and AFC is issuing its guarantee of the Notes (the “Guarantee”).

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Collateral Agent hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, each capitalized term used herein that is defined in the Subscription Agreement shall have the meaning specified for such term in the Subscription Agreement. Unless otherwise defined, herein or in the Subscription Agreement, terms used in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York are used herein as therein defined. In addition, the following terms used in this Agreement shall have the meanings set forth below:

“2007 Note Documents” shall mean, collectively, (i) those certain 1.0% Guaranteed Senior Secured Convertible Notes due 2012 issued by the Company on June 1, 2007 and June 27, 2007 (the “2007 Notes”); (ii) that certain Indenture dated June 1, 2007 by and among the Company, AFC, and The Bank of New York Mellon, as Trustee, which governs certain of the 2007 Notes (the “June 1, 2007 Indenture”); (iii) that certain Indenture dated June 27, 2007 by and among the Company, AFC, and The Bank of New York Mellon, as Trustee, which governs certain of the 2007 Notes (the “June 27, 2007 Indenture”); (iv) that certain Share Pledge Agreement dated June 1, 2007 by and among the Company, Mr. Leng, and the Bank of New York Mellon, as Collateral Agent (the “2007 Pledge Agreement”); and (v) the other documents executed in connection therewith, in each case as the same may be amended, restated or otherwise supplemented from time to time.

“Event of Default” shall mean an Event of Default as set forth in Section Article III of the Notes.

“Indentures” shall mean the June 1, 2007 Indenture and the June 27, 2007 Indenture.

“Secured Obligations” shall mean all obligations owing by the Company under the Notes and under this Agreement, including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Secured Parties” shall mean each of the Collateral Agent, the holders of any Note (“Holders”) and each other party to whom any Secured Obligation is owed.

2. Pledge. Each Pledgor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in, the following (collectively, the “Pledged Collateral”):

(a) All of the right, title and interest of such Pledgor in the Equity Interests, whether now existing or hereafter arising, and the certificates evidencing the shares of such capital stock (such now-existing shares being identified on Exhibit A attached hereto and made a part hereof), and (in the case of the Company as the Pledgor) all options and warrants for the purchase of additional equity interests in AFC now or hereafter held in the name of the Company (all of said Equity Interests and (in the case of the Company as the Pledgor) options and warrants and all capital stock held in the name of the Company as a result of the exercise of such options or warrants being hereinafter collectively referred to as the “Pledged Stock”), herewith delivered to the Collateral Agent, accompanied by undated Powers (as defined below) executed in blank by such Pledgor, and, subject to Section 9 hereof, all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

(b) All Additional Equity Interests (as defined below) from time to time acquired by the Company from the date hereof in any manner, and the certificates representing such Additional Equity Interests (any such additional equity interests shall constitute part of the Pledged Stock and the Collateral Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional equity interests), and subject to Section 9 hereof, all options, warrants, dividends, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Equity Interests or Additional Equity Interests; and

(c) All proceeds of the foregoing.

3. Security for Liabilities. The Pledged Collateral secures the full and prompt payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations.

4. Delivery of Pledged Collateral; Registration and Acknowledgments. All certificates representing or evidencing the Pledged Collateral, if any, and a copy of the UCC financing statements filed with the State of Utah or the District of Columbia, as applicable, pursuant to Section 27 below, shall be physically delivered to and held by or on behalf of the Collateral Agent, pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer, powers, or assignments in blank as appropriate (such instruments of transfer, powers, or assignments in blank, in the form of Exhibit B attached hereto and made a part hereof, being the “Powers”), all in form and substance satisfactory to the Collateral Agent. After the occurrence and during the continuance of a an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Sections 8 and 9. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

5. Pledged Collateral Adjustments. If, during the term of this Agreement:

(a) Any stock dividend, reclassification, readjustment or other change, is declared or made in the capital structure of any Pledged Entity (as defined below) which affects the Pledged Collateral, or any option included within the Pledged Collateral is exercised, or both, or

(b) Any subscription warrants, shares, or any other rights or options or other securities shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Collateral Agent, under the terms of this Agreement and shall constitute Pledged Collateral hereunder.

6. Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of distributions, reorganization or other exchanges, offers to purchase and voting rights), and each Pledgor agrees that none of the Collateral Agent or any of the Secured Parties shall have any obligation to inform such Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Collateral Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

7. Representations and Warranties. Each Pledgor represents and warrants, severally and not jointly, as follows, in each case as of the date hereof:

(a) Such Pledgor is the sole legal and beneficial owner of the Equity Interests set forth opposite its name on Exhibit A attached hereto and made a part hereof, free and clear of any Lien except for the Lien created by this Agreement and the 2007 Note Documents;

(b) All of the Pledged Stock pledged by such Pledgor has been duly authorized and validly issued, is fully paid and non-assessable; such Pledgor has acquired its ownership in such Pledged Collateral in good faith without notice of any adverse claims, other than the 2007 Note Documents;

(c) All of the Pledged Stock pledged by such Pledgor is presently represented by the certificates listed on Exhibit A hereto and are a “Certificated Security” within the meaning given to such term in Section 8-102(a)(4) of the UCC (as defined below). As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Pledged Stock, other than as set forth in the 2007 Note Documents;

(d) Such Pledgor has full power and authority to enter into this Agreement and perform the obligations hereunder;

(e) Other than as set forth in the 2007 Note Documents, there are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral pledged by such Pledgor;

(f) Other than as set forth in the 2007 Note Documents, such Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer the Pledged Collateral pledged by such Pledgor free of any Liens;

(g) Other than for consents by the holders of the 2007 Note Documents and such filing or registration, if any, as may be required by the Secured Parties under Regulation U on Federal Reserve Form FR G-1, no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority and no consent from any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Affiliates) is required either (i) for the pledge of the Pledged Collateral pledged by such Pledgor pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of such Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

(h) The pledge of the Pledged Collateral pursuant to this Agreement, together with the delivery of the stock certificates in accordance with Section 4 hereof to the Collateral Agent, creates a valid and perfected security interest in the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Secured Parties, securing the payment and performance of the Secured Obligations, subject only to the pledge and security interest created under the 2007 Note Documents; the Collateral Agent shall have “control” (within the meaning given to such term in Section 8-106 of the UCC) of the Pledged Collateral and the Collateral Agent will be a “protected purchaser” (within the meaning given to such term in Section 8-303 of the UCC);

(i) This Agreement has been duly executed and delivered by and on behalf of such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms;

(j) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of such Pledgor, threatened against such Pledgor, the respective Pledged Entity (as defined below) or any of its property which will materially and adversely affect the value of the Pledged Collateral pledged by such Pledgor or the ability of such Pledgor to perform its obligations under this Agreement;

(k) Other than for consents by the holders of the 2007 Note Documents, the execution, delivery and performance of this Agreement by such Pledgor (i) does not violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person or a Governmental Authority or result in the imposition of a Lien (other than the Lien created by this Agreement) on any assets of such Pledgor under or pursuant to (x) any indenture, mortgage, or any other agreement to which such Pledgor is a party or by which any of its properties or assets may be bound or (y) any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to such Pledgor; (ii) complies with all corporate organization documents of such Pledgor; and (iii) does not violate any restriction on such transfer or encumbrance of the Pledged Collateral pledged by such Pledgor;

(l) The Powers delivered by such Pledgor are effective endorsements duly executed by an appropriate person and give the Collateral Agent the authority they purport to confer;

(m) The Pledged Stock pledged by such Pledgor (i) in the case of the Company as the Pledgor, constitutes all of the equity interests in AFC held by the Company as of the date hereof and (ii) in the case of Mr. Leng as the Pledgor, constitutes all of the equity interests in the Company held by Mr. Leng that have been pledged under the 2007 Note Documents; and

(n) The respective Pledged Entity has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation (i.e., Utah in the case of the Company as the Pledged Entity, and Delaware in the case of the AFC as the Pledged Entity).

8. Voting Rights. During the term of this Agreement, and except as provided in this Section 8 below, each Pledgor shall have the right to vote the Pledged Stock pledged by such Pledgor on all corporate questions in a manner not inconsistent with the terms of this Agreement to which it is a party; provided, however, that no such vote shall be cast, and no consent as a stockholder shall be given or action taken, which would have the effect of impairing the position or interest of any Secured Party in respect of the Pledged Collateral or which would authorize, effect or consent to (i) the dissolution or liquidation, in whole or in part, of the issuer of Pledged Stock (a “Pledged Entity”, i.e. the Company in the context of the pledge of its shares by Mr. Leng, and AFC in the context of the pledge of its shares by the Company); (ii) the consolidation or merger of a Pledged Entity with any other Person; (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Collateral Agent for the benefit of the Secured Parties; (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Equity Interests; or (v) the alteration of the voting rights with respect to the Equity Interests of a Pledged Entity. After the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to, following written notice from the Collateral Agent to each Pledgor, exercise all voting rights pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

9. Dividends and Other Distributions. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Pledged Collateral, notwithstanding such dividends and distributions being subject to the pledge and assignment thereof pursuant to Section 2, provided, however, that any and all

(A) dividends and distributions paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

(B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

(C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

shall be Pledged Collateral, and shall be forthwith delivered to the Collateral Agent to hold, for the benefit of the Secured Parties, as Pledged Collateral and shall, if received by such Pledgor, be received in trust for the Collateral Agent, for the benefit of the Secured Parties; and

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the relevant Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends which it is authorized to receive and retain pursuant to clause (i) above.

(b) After the occurrence and during the continuation of an Event of Default:

(i)All rights of each Pledgor to receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall thereupon, subject only to the 2007 Note Documents, have the sole right to receive and hold as Pledged Collateral such dividends and other distributions;

(ii)All dividends and other distributions which are received by each Pledgor contrary to the provisions of clause (i) of this Section 9(h) shall be received in trust for the Collateral Agent, for the benefit of the Secured Parties, subject only to the 2007 Note Documents;

(iii)Each Pledgor shall, upon the reasonable request of the Collateral Agent, at the Company’s expense, execute and deliver, and cause the respective Pledged Entity and its officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be required by applicable law or may be necessary or, in the opinion of the holders of at least a majority in aggregate principal amount of the Notes then outstanding or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to he furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto;

(iv)Each Pledgor shall, at the Company’s expense, use its best efforts to qualify the Pledged Collateral pledged by such Pledgor under U.S. state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of such Pledged Collateral;

(v)The Company shall, at the Company’s expense, cause the respective Pledged Entity to make available to the holders of its securities, as soon as practicable, earning statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

(vi)Each Pledgor shall, at the Company’s expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral pledged by such Pledgor or any part thereof valid and binding and in compliance with applicable law.

The Company will reimburse the Collateral Agent for all expenses incurred by the Collateral Agent, including, without limitation, reasonable attorneys’ and accountants’ fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Secured Parties (pursuant to the terms of the Indenture) determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then each Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days’ notice to each Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

10. Transfers and other Liens. Each Pledgor agrees that it will not, without the prior written consent of the Collateral Agent: (i) sell, transfer or otherwise dispose of or grant any option with respect to, or create or permit to exist any Lien upon or with respect to, any of the Pledged Collateral, except as expressly permitted by this Agreement; or (ii) take any action in connection with any of the Pledged Collateral which would materially impair the value of the Pledged Collateral or otherwise materially and adversely affect the interest or rights of the Collateral Agent or the Secured Parties hereunder.

Each Pledgor further agrees that it will procure, or take reasonable efforts to procure, that the respective Pledged Entity and any other direct or indirect subsidiary thereof shall carry on business only in the ordinary course and will not dispose of or agree to dispose of a substantial part of its assets or undertaking or take any action in connection with any of the Pledged Collateral pledged by such Pledgor which would materially impair the value of such Pledged Collateral or otherwise materially and adversely affect the interest or rights of the Collateral Agent or the Secured Parties hereunder.

11. Defense of Title. Each Pledgor will defend the title to the Pledged Collateral pledged by such Pledgor and the Liens of the Collateral Agent in such Pledged Collateral against the claim of any Person and will maintain and preserve such Liens.

12. Additional Equity Interests. The Pledgors will, upon the Company obtaining ownership of any additional equity interests in AFC, which equity interests are not already Pledged Collateral (the “Additional Equity Interests”), promptly (and in any event within three (3) Business Days) deliver to the Collateral Agent an amendment to this Agreement, duly executed by the Pledgors and in form and substance reasonably satisfactory to the Secured Parties, in respect of any such Additional Equity Interests, pursuant to which the Company shall pledge to the Collateral Agent all of such Additional Equity Interests. The Pledgors hereby authorize the Collateral Agent to attach such amendment to this Agreement and agrees that all Pledged Stock listed on any such amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

13. Remedies. (a) The Collateral Agent shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the “UCC”) (whether or not the UCC applies to the affected Pledged Collateral). In addition, after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent or which the Collateral Agent shall otherwise have the ability to transfer under applicable law, the Collateral Agent may, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, without notice except as specified below, after the occurrence and during the continuation of an Event of Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent or the Secured Parties (acting as the holders of a majority in aggregate principal amount of the Notes at the time outstanding) may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Collateral Agent or any Secured Party may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Company agrees to pay to the Collateral Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys’ and paralegals’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral to the Holders, and the Company and AFC, as the guarantor under the Guarantee, and any other guarantor that shall have executed a written guarantee of the Notes, shall remain liable for any deficiency following the sale of the Pledged Collateral.

(b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 30 below at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)In view of the fact that U.S. federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Collateral Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section 13 does not impose a requirement that the Collateral Agent solicit offers from four (4) or more investors in order for the sale to be commercially reasonable.

(d) Each Pledgor agrees to the maximum extent permitted by applicable law that, following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.

(e) Each Pledgor further agrees that a breach of any of the covenants by the Pledgor contained in this Section 13 will cause irreparable injury to the Collateral Agent, that the Collateral Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 13 shall be specifically enforceable against such Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

14. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Notes or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or this Agreement;

(iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Secured Obligations;

(iv) the insolvency of any of the Pledgors or the Pledged Entities; or

(v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Pledgor in respect of the Secured Obligations or of this Agreement.

15. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority, in the name of such Pledgor or otherwise, after the occurrence and during the continuation of an Event of Default, from time to time in the Collateral Agent’s sole discretion, to take any action and to execute any instrument which the Collateral Agent or any Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the respective Pledged Entity to the name of the Collateral Agent or the Collateral Agent’s nominee.

16. The Intercreditor Agreement. Notwithstanding any provision to the contrary in this Agreement, this Agreement, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement, and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of that certain Intercreditor Agreement of even date herewith by and among the Pledgors, Citadel Equity Fund Ltd. and RFA Management Company, LLC (as the same may be amended, supplemented, modified or replaced from time to time, the “Intercreditor Agreement”). The Collateral Agent and each Secured Party acknowledge and agree to be bound by the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and prevail. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and until the First Priority Obligations Payment Date (as used and defined in the Intercreditor Agreement), (a) no Pledgor shall take any action that is inconsistent with such Pledgor’s obligations under the First Priority Documents (as used and defined in the Intercreditor Agreement) and (b) any obligation of any Pledgor hereunder with respect to the delivery or control of any Pledged Collateral, the notation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if (i) the Pledgor complies with the requirements of the similar provision of the applicable First Priority Document and (ii) where applicable, the Pledgor includes the Collateral Agent, as agent for the Secured Parties hereunder, as lienholder or secured party with respect to any documentation for each item of Pledged Collateral perfected by endorsement, notation or control or for which consent is obtained. Except for matters pertaining to the filing, amendment and continuation of financing statements, until the First Priority Obligations Payment Date, neither the Collateral Agent nor any other Secured Party may require any Pledgor to take any action with respect to the creation, perfection or priority of its security interest, whether pursuant to the express terms hereof or pursuant to the further assurances provisions hereof, unless the First Priority Representative (as used and defined in the Intercreditor Agreement) shall have authorized such Pledgor to take similar action, and delivery of any Pledged Collateral to the First Priority Representative pursuant to the First Priority Documents shall satisfy any delivery requirement hereunder.

17. Waivers. Each Pledgor waives to the fullest extent permitted by applicable laws presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or an Event of Default with respect to any of the Liabilities and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Notes.

18. Term. This Agreement shall remain in full force and effect until the final payment in full, in cash, of the Secured Obligations. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Collateral Agent will release the security interest created hereunder and, if it then has possession of any Pledged Stock pledged hereunder, will deliver such Pledged Stock previously delivered to it and the Powers to the relevant Pledgor.

19. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or the Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s or any Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be.

20. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

21. Binding Effect; Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns, and shall inure to the benefit of the Collateral Agent and the Secured Parties, and their respective successors and assigns. Nothing set forth herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Notes, or any Collateral. Each Pledgor’s successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Pledgor.

22. Governing Law. This Agreement has been executed and delivered by the parties hereto in New York, New York. Any dispute between the Collateral Agent and the Pledgor arising out of or related to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the laws of the State of New York.

23. Consent to Jurisdiction and Service of Process. THE COLLATERAL AGENT HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK. EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY PLEDGOR AND THE COLLATERAL AGENT PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE COLLATERAL AGENT AND EACH PLEDGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT FOR SUCH PLEDGOR AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. The Collateral Agent shall have the right to proceed against each Pledgor or its personal property in a court in any location to enable the Collateral Agent to obtain personal jurisdiction over such Pledgor, to realize on the Pledged Collateral or any other security for the Secured Obligations or to enforce a judgment or other court order entered in favor of the Collateral Agent.

24. WAIVER OF JURY TRIAL. EACH PLEDGOR AND THE COLLATERAL AGENT WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE COLLATERAL AGENT AND ANY PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER OF THE PLEDGORS OR THE COLLATERAL AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

25. Advice of Counsel. Each Pledgor represents and warrants to the Collateral Agent that it has discussed this Agreement and, specifically, the provisions of Sections 22 through 24 hereof, with its counsel.

26. Severability. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to he applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof, to the extent permitted by applicable law, and shall not invalidate or render unenforceable such provision in any other jurisdiction, to the extent permitted by applicable law.

27. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be required by applicable law or may be necessary or desirable, or that the Collateral Agent or any Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral, including, without limitation, the filing of financing statements under Article 9 of the Uniform Commercial Code of (i) the State of Utah, in the case of the Company as the Pledgor, and (ii) the District of Columbia, in the case of Mr. Leng as the Pledgor, which initial filing shall be completed or caused to be completed by such Pledgor within ten (10) days from the date hereof. Each Pledgor hereby further agrees that it shall not make any change to its name, jurisdiction, the form of its organization or principal residence without prior written notice or otherwise permitted under the Indenture. Each Pledgor authorizes the Collateral Agent to file any financing statements and amendments thereto relating to the Pledged Collateral, in form and substance required by the Collateral Agent (acting at the direction of the Holders of the Notes), which describe the Pledged Collateral and include therein all other information which is required by Article 9 of the UCC or other applicable law with respect to the preparation or filing of a financing statement or amendment.

28. The Collateral Agent’s Duty of Care.

(a) The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Collateral Agent’s (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Collateral Agent’s possession. Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Company, and shall constitute part of the Secured Obligations secured hereby.

(b) Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby, provided that it shall not amount to gross negligence or willful misconduct or a failure to use reasonable care.

(c) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or the Indenture. The Collateral Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to any act of God, interruption or other circumstances beyond its control provided it exercises such diligence as the circumstances may reasonably require. The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person. After receiving any direction from the Pledgors or the Secured Parties, the Collateral Agent may (at the expense of the Pledgors) consult with legal counsel of its selection (provided that such counsel shall be a firm of nationally recognized reputation), and the written advice of such counsel (or any Opinion of Counsel caused by the Pledgors to be furnished by the Company to the Collateral Agent) shall be full and complete protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Collateral Agent shall not be deemed to have notice of any Event of Default unless an officer of the Collateral Agent has actual knowledge thereof or unless written notice of any such Event of Default is received by the Collateral Agent at the office of the Collateral Agent specified in or pursuant to Section 30 hereof.

(e) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.

(f) In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made herein or in connection herewith, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document.

(h) The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(i) The bank or other entity serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. The Collateral Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Pledgor or any of its Affiliates as if it were not the Collateral Agent hereunder.

29.Additional Provisions Relating to the Collateral Agent.

(a) Any corporation, bank, trust company or association into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(b) The following procedures shall be utilized for the resignation or removal of the Collateral Agent:

(i) The Collateral Agent may at any time resign by giving written notice of such resignation to the Company and to the Holders of the Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Collateral Agent and one copy to the successor collateral agent. If no successor collateral agent shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Collateral Agent may, upon ten (10) Business Days’ notice to the Company and the Holders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor collateral agent, or, any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months may, petition any such court for the appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor collateral agent.

(ii) In case at any time any of the following shall occur:

(a) the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 29(c) and shall fail to resign after written request therefor by the Company or by any such Holder; or

(b) the Collateral Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Collateral Agent and appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor collateral agent, or, any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor collateral agent; provided that if no successor collateral agent shall have been appointed and have accepted appointment sixty (60) days after either the Company or such Holder has removed the Collateral Agent, or the Collateral Agent resigns, the Collateral Agent so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Collateral Agent and appoint a successor collateral agent.

(iii) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Collateral Agent and nominate a successor collateral agent which shall be deemed appointed as successor collateral agent unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Collateral Agent so removed or any Holder, or, if such Collateral Agent so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 29(b) provided, may petition any court of competent jurisdiction for an appointment of a successor collateral agent.

(iv) Any resignation or removal of the Collateral Agent and appointment of a successor collateral agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor collateral agent as provided in Section 29(c).

(c)  Any successor collateral agent appointed as provided in Section 29(b) shall execute, acknowledge and deliver to the Company and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as collateral agent herein; but, nevertheless, on the written request of the Company or of the successor collateral agent, the collateral agent ceasing to act shall execute and deliver an instrument transferring to such successor collateral agent all of the rights and powers of the collateral agent so ceasing to act. Upon request of any successor collateral agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers.

Upon acceptance of appointment by a successor collateral agent as provided in this Section, the Company (or the former collateral agent, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such collateral agent hereunder to the Holders of the Notes. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be mailed at the expense of the Company.

(d) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Pledged Collateral may at the time be located, the Collateral Agent shall have the power to appoint any Person or Persons either to act as co-collateral agent, or co-collateral agents, jointly with the Collateral Agent of all or any part of the Pledged Collateral or to act as separate collateral agent or separate collateral agents of all or any part of the Pledged Collateral and to vest in such Person or Persons, in such capacity, such title to the Pledged Collateral or any part thereof, and such rights, powers, duties or obligations as the Collateral Agent may consider necessary or desirable, subject to the other provisions of this Section 29.

(e)  Unless otherwise provided in the instrument appointing such co-collateral agent or separate collateral agent, every co-collateral agent or separate collateral agent in respect of the custody, control or management of the Pledged Collateral shall, to the extent permitted by law, be appointed subject to the following terms:

(i) All rights, power, duties and obligations under this Agreement conferred upon the Collateral Agent shall be exercised solely by the Collateral Agent;

(ii) All rights, powers, duties and obligations conferred or imposed upon the collateral agents shall be conferred or imposed upon and exercised or performed by the Collateral Agent, or by the Collateral Agent and such co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents jointly, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents;

(iii) Any request in writing by the Collateral Agent to any co-collateral agent or separate collateral agent to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-collateral agent or separate collateral agent;

(iv) Any co-collateral agent or separate collateral agent to the extent permitted by law may delegate to the Collateral Agent the exercise of any right, power, duty or obligation, discretionary or otherwise;

(v) The Collateral Agent at any time, by an instrument in writing, may accept the resignation of, or remove, any co-collateral agent or separate collateral agent appointed under this Section 29. As successor to any co-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 29;

(vi) No collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder;

(vii) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent; and

(viii) Any Collateral received by any such co-collateral agent or separate collateral agent hereunder shall forthwith, so far as may be permitted by law, be turned over to the Collateral Agent to be held pursuant to the terms hereof.

(f) Upon the acceptance in writing of such appointment by any such co-collateral agent or separate collateral agent, it or he shall be vested with the estate, right, title and interest in the Pledged Collateral, or any portion thereof; and with such rights, powers, duties, trusts or obligations, jointly or separately with the Collateral Agent, all as shall be specified in the instrument of appointment, subject to all the terms hereof.

(g) In case any co-collateral agent or separate collateral agent shall become incapable of acting, resign or be removed, the right, title and interest in the Pledged Collateral and all rights, powers, duties and obligations of said co-collateral agent or separate collateral agent shall, so far as permitted by law, vest in and be exercised by the Collateral Agent unless and until a successor co-collateral agent or separate collateral agent shall be appointed pursuant to this Section 29.

30. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served or hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by express courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) if personally served, when served, or upon hand delivery, (ii) if mailed, on the third business day after deposit in first class mail with postage prepaid and properly addressed, (iii) if by express courier service, when received, and (iv) if by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below, on the day transmitted (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such transmittal (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications shall be: (i) if to Mr. Leng or the Company, to: Star City International Building, 10, Jiuxianqiuo Road, C-16th Floor, Chaoyang, Beijing, People's Republic of China, Attn: Mr. Leng You-Bin, facsimile number: 86 10 8456 7768, with a copy by facsimile only to: Mark Hanson, Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309, facsimile number: (404) 581-8330; and (ii) if to the Collateral Agent, to: The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York 10286, Fax: (212) 815-5802/5803, Attention: Global Finance Americas.

31. Indemnity and Expenses. The Company agrees, upon demand, to indemnify the Collateral Agent against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement and to pay to the Collateral Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

32. Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be waived, altered, modified or amended, and no consent to any departure by any Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which is duly executed by each Pledgor and the Collateral Agent and (ii) complies with the terms of the Notes. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Collateral Agent of any right or remedy under this Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Collateral Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Agreement on the part of the Collateral Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

33. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

34. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

35. Merger. This Agreement embodies the entire agreement and understanding, between the Pledgors and the Collateral Agent or any holder of the Notes and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

36. Termination; Release of Collateral. Notwithstanding anything in this Agreement to the contrary, unless an Event of Default shall be in existence, the Company may, sell, assign, transfer or otherwise dispose of any Pledged Collateral pledged by the Company in a bona fide sale transaction to an unaffiliated third party so long as (i) the Company receives consideration at least equal to the fair market value of such Pledged Collateral, (ii) at least 75% of the consideration paid to the Company is in the form of cash or the assumption of liabilities of the Company or its subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or Guarantee) as a result of which the Company (and its subsidiaries) are no longer obligated with respect to such liabilities, and (iii) the Company delivers a certificate of its President or Chief Financial Officer to the Collateral Agent and the Secured Parties certifying that such sale or other disposition complies with the foregoing. The proceeds of any such sale of the Pledged Collateral shall be applied in accordance with the terms of Section 4.12 of the June 27, 2007 Indenture, if applicable, and in the event that the Company is required to make an offer to repurchase the 2007 Notes (or any refinancing thereof to the extent permitted by the Intercreditor Agreement and the Subscription Agreement (the “Refinanced Notes”)) pursuant to said Section 4.12 (or any successor provision in respect of any Refinanced Notes), the Allocable Excess Proceeds (as defined in the June 27, 2007 Indenture) shall be applied to the 2007 Notes or the Refinanced Notes, as applicable, in accordance with said Section 4.12 (or such successor provision in respect of any Refinanced Notes) and the balance of such Allocable Excess Proceeds, if any, shall be applied to any accrued and unpaid interest and then to the outstanding principal balance of the Notes on a pari passu basis among the Holders; provided, however, if the First Priority Obligations Payment Date shall have occurred, the entire Allocable Excess Proceeds that would exist under the June 27, 2007 Indenture if the 2007 Notes were outstanding under the June 27, 2007 Indenture, shall be applied to pay any accrued and unpaid interest on the Notes and then to the outstanding principal amount of the Notes, on a pari passu basis. In addition, the Pledged Collateral pledged by the Company shall be subject to release in accordance with Section 10.04 of the June 27, 2007 Indenture (such Pledged Collateral referred to in the immediately preceding sentence being the “Released Collateral”) The Liens under this Agreement shall terminate with respect to such Pledged Collateral upon such sale, transfer, assignment, disposition and payment as aforesaid pursuant to this Section 36, and upon the written request of the Company, the Collateral Agent shall execute and deliver, at the cost of the Company, such instrument or document as may be necessary to release the Liens granted hereunder; provided further however, that (i) the Collateral Agent shall not be required to execute any such documents on terms which would expose the Collateral Agent or any holder of the Notes to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens on (or obligations of the Company in respect of) all interests retained by the Company, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral pledged by the Company.

37. Non-Recourse Obligations. Notwithstanding any other provision in this Agreement, the Subscription Agreement or any other document relating to this Agreement or the Subscription Agreement, except for any damages, costs and expenses attributable to willful misconduct, bad faith or breach of this Agreement by Mr. Leng, (i) Mr. Leng shall not be personally liable, and neither the Collateral Agent nor any of the Secured Parties shall commence or prosecute any action against Mr. Leng, for payment or performance of any Secured Obligations, and any indemnification or expense reimbursement provided for herein or therein; (ii) neither the Collateral Agent nor any of the Secured Parties shall seek, obtain, or enforce a deficiency judgment against Mr. Leng; (iii) the Collateral Agent’s and the Secured Party’s recourse against Mr. Leng for the Secured Obligations shall be limited to the Pledged Collateral; and (iv) the Collateral Agent and each Secured Party waive any right to exercise any banker’s right of set-off, arising from any of the Secured Obligations, against any funds of Mr. Leng in the Collateral Agent’s custody, control, or possession.

38. Margin Stock Representations. The Pledors represent and confirm that the Company used the proceeds of the sale of the Notes for general corporate purposes, including the expansion of the Company's and its subsidiaries' business and general working capital. No part of the proceeds from the sale of the Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) or to involve the Company in a violation of Regulation X of said Board (12 CFR 224). As used in this Section, the terms “margin stock” and “buying or carrying margin stock” shall have the meanings assigned to them in said Regulation U. The Company does not own any margin stock.

39. Consent of The Bank of New York Mellon. By signing below, The Bank of New York Mellon, in its capacity as collateral agent under the 2007 Pledge Agreement and the Indentures, hereby in accordance with the consent of the holders of the 2007 Notes, upon which it will conclusively rely, consents to this Agreement.

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IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have executed this Agreement as of the date set forth above.

MR. LENG YOU-BIN

By:	/s/ Leng You-Bin
Name:	Leng You-Bin

AMERICAN DAIRY, INC

By:	/s/ Jonathan Chou
Name:	Jonathan Chou
Title:	Chief Financial Officer

Acknowledged and agreed to
as of the date first written above.

The Bank of New York Mellon, as Collateral Agent

By:	/s/ Lici Zhu
Name:	Lici Zhu
Title:	Assistant Vice President

For purposes of Section 39 of this Agreement:

The Bank of New York Mellon, as collateral agent under the 2007 Pledge Agreement and the Indentures

By:	/s/ Lici Zhu
Name:	Lici Zhu
Title:	Assistant Vice President